SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): August 31, 2006

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TenthGate Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51509	20-2976749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Campus Common Drive, Suite 100, Reston, VA 20191

(Address of Principal Executive Offices)(Zip Code)

(703-766-6556)

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 31, 2006, the Company issued 250,000 shares of restricted common stock to Thomas Dula of Sterling, Virginia in consideration of a financial consulting agreement in support of the company’s mission as a medical technology holding company. These duties will include prospective accounting strategic planning related to target technology acquisitions of the company other related matters arising out of the business affairs of the Company as requested in addition. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On August 31, 2006, Dr. Ken Lehrer of Lehrer Financial and Economic Advisory Services was issued 100,00 shares of TenthGate common stock for his on-going economic support services render to the Company under the terms of his agreement previously entered with the Company on September 30, 2005. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933

On August 31, 2006, the Company issued 50,000 shares of restricted common stock to Rolling Bones, LLC in consideration of an agreement to assist the Company with computer information systems development strategy and technical reviews related to existing company properties and targeted acquisitions, as well as other related matters arising out of the business affairs of the Company as requested. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On August 31, 2005, the Company issued 50,000 shares of restricted common stock to Hampton Bay Trading Corporation of Houston, Texas pursuant to an agreement to assist the Company in Prospective strategic planning related to target technology acquisitions or merger activities of the company and other related matters arising out of the business affairs of the Company as requested. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b) Exhibits
Number	Exhibit
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TENTHGATE INCORPORATED

By:	/s/Tim Novak
Tim Novak, President, CEO, CFO

September 7, 2006